DISTRIBUTION AGREEMENT

      This Distribution Agreement (the "Agreement") made this 21st day of March, 2006, by and between WisdomTree Trust, a Delaware business trust (the "Trust") having its principal place of business at 48 Wall Street, 11th Floor, New York, NY 10005, and ALPS Distributors, Inc., a Colorado corporation (the "Distributor") having its principal place of business at 1625 Broadway, Suite 2200, Denver, Colorado 80202.

      WHEREAS, the Trust is a registered open-end management investment company organized as a series trust offering a number of portfolios of securities (each a "Fund" and collectively the "Funds"), each investing primarily in equity securities selected to reflect the performance of a particular market index, having filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended;

      WHEREAS, the Trust intends to create and redeem shares of beneficial interest, par value $.001 per Share (the "Shares") of each Fund on a continuous basis at their net asset value only in aggregations constituting a Creation Unit, as such term is defined in the Registration Statement;

      WHEREAS, the Shares of each Fund will be listed on a national securities exchange (the "Listing Exchange");

      WHEREAS, the Trust desires to retain the Distributor to act as the distributor with respect to the issuance and distribution of Creation Units of Shares of each Fund, hold itself available to receive and process orders for such Creation Units in the manner set forth in the Trust's Prospectus, and to enter into arrangements with broker-dealers who may solicit purchases of Shares and with broker-dealers and others to provide for servicing of shareholder accounts and for distribution assistance, including broker-dealer and shareholder support;

      WHEREAS, the Distributor is a registered broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act") and a member of the National Association of Securities Dealers ("NASD"); and

      WHEREAS, the Distributor desires to provide the services described herein to the Trust.

      NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

1. Appointment. The Trust hereby appoints the Distributor as the exclusive distributor for Creation Unit aggregations of Shares of each Fund listed in Exhibit A hereto, as may be amended by the Trust from time to time on written notice to the Distributor, on the terms and for the period set forth in this Agreement and subject to the registration requirements of the 1933 Act and of the laws governing the sale of securities in the various states, and the Distributor hereby accepts such appointment and agrees to act in such capacity hereunder.

2. Definitions. Wherever they are used herein, the following terms have the following respective meanings:

      a. "1940 Act" means the Investment Company Act of 1940 and the rules and regulations thereunder as amended from time to time;

      b. "Prospectus" means the Prospectus and Statement of Additional Information constituting parts of the Registration Statement of the Trust under the 1933 Act and the 1940 Act as such Prospectus and Statement of Additional Information may be amended or supplemented and filed with the Commission from time to time;

      c. "Registration Statement" means the registration statement most recently filed from time to time by the Trust with the Commission and effective under the 1933 Act and the 1940 Act, as such registration statement is amended by any amendments thereto at the time in effect;

      d. All capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Registration Statement and the Prospectus.

3.    Duties of the Distributor.

      (a) The Distributor agrees to act as agent of the Trust in connection with the receipt and processing of all orders for purchases of Creation Units of each Fund from Participating Parties or DTC Participants which have executed a Participant Agreement ("Authorized Participants") and to transmit such orders to the Trust in accordance with the Registration Statement and Prospectus; provided, however, that nothing herein shall affect or limit the right and ability of the Trust to accept Deposit Securities and related Cash Components through or outside the Clearing Process, and as provided in and in accordance with the Registration Statement and Prospectus. The Trust acknowledges that the Distributor shall not be obligated to accept any certain number of orders for Creation Units and nothing herein shall prevent the Distributor from entering into like distribution arrangements with other investment companies.

      (b) The Distributor agrees to act as agent of the Trust with respect to the continuous distribution of Creation Units of each Fund as set forth in the Registration Statement and in accordance with the provisions thereof. The Distributor further agrees as follows: (i) the Distributor shall enter into Participant Agreements between and among Authorized Participants, the Distributor and the Transfer Agent in accordance with the Registration Statement and Prospectus; (ii) the Distributor shall generate, transmit and maintain copies of confirmations of Creation Unit purchase order acceptances to the purchaser (such confirmations will indicate the time such orders were accepted and will be made available to the Trust promptly upon request); (iii) the Distributor shall deliver copies of the Prospectus, included in the Registration Statement, to purchasers of such Creation Units and upon request the Statement of Additional Information; and (iv) the Distributor shall maintain telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent.

      (c)(i) The Distributor agrees to use all reasonable efforts, consistent with its other business, to secure purchasers of Creation Units through Authorized Participants in accordance with the procedures set forth in the Prospectus and the Participant Agreement and to perform the services contemplated herein on a continuous basis..

            (ii) The Distributor shall, at its own expense, execute selected or soliciting dealer participant agreements ("Participant Agreements") with registered broker-dealers and other eligible entities providing for the purchase of Creation Units of Shares of the Funds and related promotional activities, in the forms as approved by the Board of Trustees of the Trust. In entering into Participant Agreements, the Distributor will act only on its own behalf as principal. The Trust shall furnish, or cause to be furnished, all advertising, sales, marketing and promotional materials of the Funds to the Distributor. Distributor shall clear and file all advertising, sales, marketing and promotional materials of the Funds with the NASD.

      (d) All activities by the Distributor and its agents and employees which are primarily intended to result in the sale of Creation Units shall comply with the Registration Statement and Prospectus, the instructions of the Board of Trustees of the Trust and all applicable laws, rules and regulations including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act by the Commission or any securities association registered under the 1934 Act, including the NASD and the Listing Exchange.

      (e) Except as otherwise noted in the Registration Statement and Prospectus, the offering price for all Creation Units of Shares will be the aggregate net asset value of the Shares per Creation Unit of the relevant Fund, as determined in the manner described in the Registration Statement and Prospectus.

      (f) If and whenever the determination of net asset value is suspended and until such suspension is terminated, no further orders for Creation Units will be processed by the Distributor except such unconditional orders as may have been placed with the Distributor before it had knowledge of the suspension. In addition, the Trust reserves the right to suspend sales and Distributor's authority to process orders for Creation Units on behalf of the Trust, upon due notice to the Distributor, if, in the judgment of the Trust, it is in the best interests of the Trust to do so. Suspension will continue for such period as may be determined by the Trust.

      (g) The Distributor is not authorized by the Trust to give any information or to make any representations other than those contained in the Registration Statement or Prospectus or contained in shareholder reports or other material that may be prepared by or on behalf of the Trust for the Distributor's use. The Distributor shall be entitled to rely on and shall not be responsible in any way for information provided to it by the Trust and its respective service providers and shall not be liable or responsible for the errors and omissions of such service providers, provided that the foregoing shall not be construed to protect the Distributor against any liability to the Trust or the Trust's shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

      (h) At the request of the Trust, the Distributor shall enter into agreements in the form specified by the Trust (each a "Participant Agreement") with participants in the system for book-entry of The Depository Trust Company and the NSCC as described in the Prospectus.

      (j) The Distributor shall ensure that all direct requests for Prospectuses, Statements of Additional of Information, Product Descriptions and periodic fund reports, as applicable, are fulfilled. In addition, the Distributor shall arrange to provide Listing Exchange (and any other national stock exchange on which the Shares may be listed) with copies of Prospectuses and Statements of Additional Information and Product Descriptions to be provided to purchasers in the secondary market. The Distributor will generally make it known in the brokerage community that Prospectuses and Statements of Additional Information and Product Descriptions are available, including by (i) advising the Listing Exchange on behalf of its member firms of the same, (ii) making such disclosure in all marketing and advertising materials prepared and/or filed by the Distributor with the NASD, and (iii) as may otherwise be required by the Commission.

      (k) The Distributor agrees to make available, at the Trust's request, one or more members of its staff to attend Board meetings of the Trust in order to provide information with regard to the ongoing distribution process and for such other purposes as may be requested by the Board of Trustees of the Trust.

      (l) The Distributor shall review all sales and marketing materials for compliance with applicable laws and conditions of any applicable exemptive order, and file such materials with the NASD when necessary or appropriate. All such sales and marketing materials must be approved, in writing, by the Distributor prior to use.

4.    Duties of the Trust.

      (a) The Trust agrees to issue Creation Unit aggregations of Shares of each Fund and to request The Depository Trust Company to record on its books the ownership of such Shares in accordance with the book-entry system procedures described in the Prospectus in such amounts as the Distributor has requested through the Transfer Agent in writing or other means of data transmission, as promptly as practicable after receipt by the Trust of the requisite Deposit Securities and Cash Component (together with any fees) and acceptance of such order, upon the terms described in the Registration Statement. The Trust may reject any order for Creation Units or stop all receipts of such orders at any time upon reasonable notice to the Distributor, in accordance with the provisions of the Prospectus and Statement of Additional Information.

      (b) The Trust agrees that it will take all action necessary to register an indefinite number of Shares under the 1933 Act. The Trust will make available to the Distributor such number of copies of its then currently effective Prospectus and Statement of Additional Information and Product Description as the Distributor may reasonably request. The Trust will furnish to the Distributor copies of semi-annual reports and annual audited reports of the Trust's books and accounts made by independent public accountants regularly retained by the Trust and such other publicly available information which the Distributor may reasonably request for use in connection with the distribution of Creation Units. The Trust shall keep the Distributor informed of the jurisdictions in which Shares of the Trust are authorized for sale and shall promptly notify the Distributor of any change in this information. The Distributor shall not be liable for damages resulting from the sale of Shares in authorized jurisdictions where the Distributor had no information from the Trust that such sale or sales were unauthorized at the time of such sale or sales.

      (c) The Trust represents to the Distributor that the Registration Statement and Prospectus filed by the Trust with the Commission with respect to the Trust have been prepared in conformity with the requirements of the 1933 Act, the 1940 Act and the rules and regulations of the Commission thereunder. The Trust will notify the Distributor promptly of any amendment to the Registration Statement or supplement to the Prospectus and any stop order suspending the effectiveness of the Registration Statement; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any Registration Statement and/or supplements to any Prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

5.    Fees and Expenses.

      The Distributor will bear the following costs and expenses relating to the distribution of Creation Units of the Funds: (a) the costs of processing and maintaining records of creations of Creation Units; (b) the costs of maintaining the records required of a broker-dealer registered under the 1934 Act; (c) the expenses of maintaining its registration or qualification as a dealer or broker under federal or state laws; and (d) all other expenses incurred in connection with the distribution services contemplated herein, except as specifically provided in this Agreement.

6.    Indemnification.

      (a) The Trust agrees to indemnify and hold harmless the Distributor and each of the directors, officers and employees and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act (any of the Distributor, its officers, employees and directors or such control persons, for purposes of this paragraph, a "Distributor Indemnitee") against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) arising out of or based upon (i) the claim that the Registration Statement, Prospectus, Statement of Additional Information, Product Description, shareholder reports or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein (and in the case of the Prospectus, Statement of Additional Information and Product Description, in light of the circumstances under which they were made) not misleading under the 1933 Act, or any other statute or the common law, (ii) the breach of any obligation, representation or warranty pursuant to this Agreement by the Trust, or (iii) the Trust's failure to comply in any material respect with applicable securities laws. However, the Trust does not agree to indemnify the Distributor or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with information furnished to the Trust by or on behalf of the Distributor. The Trust will also not indemnify any Distributor Indemnitee with respect to any untrue statement or omission made in the Registration Statement, Prospectus, Statement of Additional Information or Product Description that is subsequently corrected in such document (or an amendment thereof or supplement thereto) if a copy of the Prospectus (or such amendment or supplement) was not sent or given to the person asserting any such loss, liability, claim, damage or expense at or before the written confirmation to such person in any case where such delivery is required by the 1933 Act and the Trust had notified the Distributor of the amendment or supplement prior to the sending of the confirmation. In no case (i) is the indemnity of the Trust in favor of any Distributor Indemnitee to be deemed to protect the Distributor Indemnitee against any liability to the Trust or its shareholders to which the Distributor Indemnitee would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Trust to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any Distributor Indemnitee unless the Distributor Indemnitee shall have notified the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon Distributor Indemnitee (or after Distributor Indemnitee shall have received notice of service on any designated agent). However, failure to notify the Trust of any claim shall not relieve the Trust from any liability which it may have to any Distributor Indemnitee against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Trust shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Trust elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to Distributor Indemnitee, defendant or defendants in the suit. In the event the Trust elects to assume the defense of any suit and retain counsel, Distributor Indemnitee, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of any suit, it will reimburse the Distributor Indemnitee, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Trust agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any of the Creation Units or the Shares.

      (b) The Distributor agrees to indemnify and hold harmless the Trust and each of its Trustees and officers and any person who controls the Trust within the meaning of Section 15 of the 1933 Act (for purposes of this paragraph, the Trust and each of its Trustees and officers and its controlling persons are collectively referred to as the "Trust Affiliates") against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) arising out of or based upon (i) the allegation of any wrongful act of the Distributor or any of its directors, officers or employees, (ii) the breach of any obligation, representation or warranty pursuant to this Agreement by the Distributor, (iii) the Distributor's failure to comply in any material respect with applicable securities laws, including applicable NASD regulations, or (iv) allegation that the Registration Statement, Prospectus, Statement of Additional Information, Product Description, shareholder reports, any information or materials relating to the Funds (as described in section 3(c)(ii)) or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon, and in conformity with information furnished to the Trust by or on behalf of the Distributor. In no case (i) is the indemnity of the Distributor in favor of any Trust Affiliate to be deemed to protect any Trust Affiliate against any liability to the Trust or its security holders to which such Trust Affiliate would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any Trust Affiliate unless the Trust Affiliate shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Trust Affiliate (or after the Trust Affiliate shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Trust Affiliate against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Distributor shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Trust, its officers and Board and to any controlling person or persons, defendant or defendants in the suit. In the event that Distributor elects to assume the defense of any suit and retain counsel, the Trust or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the Trust, its officers and Trustees or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Distributor agrees to notify the Trust promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of any of the Creation Units or the Shares.

      (c) No indemnified party shall settle any claim against it for which it intends to seek indemnification from the indemnifying party, under the terms of section 6(a) or 6(b) above, without the prior written notice to and consent from the indemnifying party, which consent shall not be unreasonably withheld. No indemnified or indemnifying party shall settle any claim unless the settlement contains a full release of liability with respect to the other party in respect of such action. This section 6 shall survive the termination of this Agreement.

7.    Representations.

      (a) The Distributor represents and warrants that (i) it is duly organized as a Colorado corporation and is and at all times will remain duly authorized and licensed to carry out its services as contemplated herein; (ii) the execution, delivery and performance of this Agreement are within its power and have been duly authorized by all necessary action; and (iii) its entering into this Agreement or providing the services contemplated hereby does not conflict with or constitute a default or require a consent under or breach of any provision of any agreement or document to which the Distributor is a party or by which it is bound and (iv) it is registered as a broker-dealer under the 1934 Act and is a member of the NASD.

      (b) The Distributor represents and warrants that: (i) it understands that pursuant to various U.S. regulations, it is required to establish an anti-money laundering program, which satisfies the requirements of Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA Patriot Act"); (ii) it has developed, implemented, and will maintain such an anti-money laundering program and will comply with all applicable laws and regulations designed to guard against money laundering activities set out in such program; and (iii) it will allow for appropriate regulators to examine its anti-money laundering books and records.

      (c) The Distributor represents and warrants that: (i) it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation; (ii) it will comply with all of the applicable terms and provisions of the 1934 Act; and (iii) it will provide certifications to the Trust in order to assist the Trust in complying with certain rules under the 1940 Act (by way of example only, Rules 30a-2, 30a-3 and 38a-1) and in connection with the filing of certain Forms (by way of example only, Form N-CSR).

      (d) The Trust represents and warrants that (i) it is duly organized as a Delaware business trust and is and at all times will remain duly authorized to carry out its obligations as contemplated herein; (ii) it is registered as an investment company under the 1940 Act; (iii) the execution, delivery and performance of this Agreement are within its power and have been duly authorized by all necessary action; and (iv) its entering into this Agreement does not conflict with or constitute a default or require a consent under or breach of any provision of any agreement or document to which the Trust is a party or by which it is bound.

8.    Duration, Termination and Amendment.

      (a) This Agreement shall be effective on March 21, 2005, and unless terminated as provided herein, shall continue for two years from its effective date, and thereafter from year to year, provided such continuance is approved annually by (i) by vote of a majority of the Trustees or by the vote of a majority of the outstanding voting securities of the Fund and (ii) by the vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated at any time, without the payment of any penalty, as to each Fund (i) by vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such party or (ii) by vote of a majority of the outstanding voting securities of the Fund, on at least sixty (60) days prior written notice to the Distributor. This Agreement shall automatically terminate without the payment of any penalty in the event of its assignment.

      As used in this paragraph, terms "vote of a majority of the outstanding voting securities", "assignment", "affiliated person" and "interested person" shall have the respective meanings specified in the 1940 Act.

      (b) No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

9. Notice. Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other):

            if to the Distributor:

            ALPS Distributors, Inc.
            1625 Broadway, Suite 2200
            Denver, Colorado 80202
            Attn.: General Counsel
            fax:   303.623.7850

            if to the Trust:

            WisdomTree Trust
            48 Wall Street, 11th Floor
            New York, NY 10005
            Attn.: Jonathan Steinberg, President
            fax:   212-918-4581

            with a copy to;
            WisdomTree Investments, Inc.
            48 Wall Street, 11th Floor
            New York, NY 10005
            Attn: Legal Department
            Fax: 212-918-4581

10. Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, without giving effect to the choice of laws provisions thereof.

11. Counterparties. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12. Severability. If any provisions of this Agreement shall be held or made invalid, in whole or in part, then the other provisions of this Agreement shall remain in force. Invalid provisions shall, in accordance with this Agreement's intent and purpose, be amended, to the extent legally possible, by valid provisions in order to effectuate the intended results of the invalid provisions.

13. Insurance. The Distributor will maintain at its expense an errors and omissions insurance policy which covers services by the Distributor hereunder.

14. Confidentiality. During the term of this Agreement, the Distributor and the Trust may have access to confidential information relating to such matters as either party's business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, "Confidential Information" means information belonging to one of the parties which is of value to such party and the disclosure of which could result in a competitive or other disadvantage to such party. Confidential Information includes, without limitation, financial information, proposal and presentations, reports, forecasts, inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities). Confidential Information includes information developed by either party in the course of engaging in the activities provided for in this Agreement, unless: (i) the information is or becomes publicly known through lawful means; (ii) the information is disclosed to the other party without a confidential restriction by a third party who rightfully possesses the information and did not obtain it, either directly or indirectly, from one of the parties, as the case may be, or any of their respective principals, employees, affiliated persons, or affiliated entities. The parties understand and agree that all Confidential Information shall be kept confidential by the other both during and after the term of this Agreement. Each party shall maintain commercially reasonable information security policies and procedures for protecting Confidential Information. The parties further agree that they will not, without the prior written approval by the other party, disclose such Confidential Information, or use such Confidential Information in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of this Agreement and as proved by the other party or as required by law. Upon termination of this Agreement for any reason, or as otherwise requested by the Trust, all Confidential Information held by or on behalf of ALPS shall be promptly returned to the Trust, or an authorized officer of ALPS will certify to the Trust in writing that all such Confidential Information has been destroyed. This section 14 shall survive the termination of this Agreement.

15. Limitation of Liability. The Declaration of Trust dated December 15, 2005, establishing the Trust, which is hereby referred to and a copy of which is on file with the Secretary of State of the State of Delaware, provides that the Trustees shall be entitled to the protection against personal liability for the obligations of the Trust under Section 3803(b) of the Delaware Business Trust Act, as amended (the "DBTA"). It is expressly acknowledged and agreed that the obligations of the Trust hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Trust, personally, but shall bind only the trust property of the Trust, as provided in its Declaration of Trust and under Section 3803 of the DBTA. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust and under Section 3803 of the DBTA. The Distributor understands that the rights and obligations of each series of shares of the Trust under the Declaration of Trust are separate and distinct from those of any and all other series. This section 15 shall survive the termination of this Agreement.

                           [SIGNATURE PAGE TO FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first set forth above.

WISDOMTREE TRUST


By:____________________
Name: Jonathan Steinberg
Title: President


ALPS DISTRIBUTORS, INC.


By:________________________
Name:
Title:

                                    EXHIBIT A

WisdomTree Total Dividend Fund
WisdomTree High-Yielding Equity(SM) Fund
WisdomTree LargeCap Dividend Fund
WisdomTree Dividend Top 100(SM) Fund
WisdomTree MidCap Dividend Fund
WisdomTree SmallCap Dividend Fund
WisdomTree DIEFA(SM) Fund
WisdomTree DIEFA High-Yielding Equity Fund
WisdomTree Europe Total Dividend Fund
WisdomTree Europe High-Yielding Equity Fund
WisdomTree Europe SmallCap Dividend Fund
WisdomTree Japan Total Dividend Fund
WisdomTree Japan High-Yielding Equity Fund
WisdomTree Japan SmallCap Dividend Fund
WisdomTree Pacific ex-Japan Total Dividend Fund
WisdomTree Pacific ex-Japan High-Yielding Equity Fund
WisdomTree International LargeCap Dividend Fund
WisdomTree International Dividend Top 100(SM) Fund
WisdomTree International MidCap Dividend Fund
WisdomTree International SmallCap Dividend Fund
WisdomTree International Basic Materials Sector Fund
WisdomTree International Communications Sector Fund
WisdomTree International Consumer Cyclical Sector Fund
WisdomTree International Consumer Non-Cyclical Sector Fund
WisdomTree International Energy Sector Fund
WisdomTree International Financial Sector Fund
WisdomTree International Health Care Sector Fund
WisdomTree International Industrial Sector Fund
WisdomTree International Technology Sector Fund
WisdomTree International Utilities Sector Fund


Dated: June 12, 2006